Exhibit 24.2

                          TEXTRON INC.

                Assistant Secretary's Certificate



     I, ANN T. WILLAMAN, a duly elected Assistant Secretary of TEXTRON INC., a Delaware corporation (hereinafter, the "Corporation"), DO HEREBY CERTIFY that set forth below is a true and correct copy of a resolution passed at a meeting of the Corporation's Board of Directors held on February 24, 1999, at which a quorum was present and voted throughout:

          RESOLVED, that the officers of the Corporation
          be,  and  they hereby are, authorized  in  the
          name  and  on  behalf  of the  Corporation  to
          execute   and  deliver  a  power  of  attorney
          appointing    Wayne   W.    Juchatz,    Arnold
          M.  Friedman,  Michael  D.  Cahn  and  Ann  T.
          Willaman,   or  any  of  them,   to   act   as
          attorneys-in-fact for the Corporation for  the
          purpose   of   executing   and   filing    the
          Corporation's Annual Report on Form 10-K for its fiscal year ended January 2, 1999, and any and all amendments thereto.

    I DO HEREBY FURTHER CERTIFY that the foregoing resolution has been neither amended nor modified, and remains in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and caused the Corporate seal of TEXTRON INC. to be affixed as of the 15th day of March, 1999.




                            /s/Ann T. Willaman
CORPORATE SEAL              Assistant Secretary